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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

OPTION CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19878	36-3791193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
485 Half Day Road, Suite 300 Buffalo Grove, Illinois		60089
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (847) 465-2100

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

        In connection with the private placement described in Item 8.01 below, Option Care, Inc. (the "Company") published the "Risk Factors" furnished herewith as Exhibit 99.1. Exhibit 99.1 is hereby incorporated by reference.

Item 8.01 Other Events.

        On October 25, 2004, the Company terminated its $20 million revolving credit and security agreement with J.P. Morgan Business Credit Corporation, J.P. Morgan Chase Bank and LaSalle Bank, N.A. The agreement had a scheduled expiration date of March 25, 2005. The Company has not had any borrowings under this credit facility since December 31, 2003. We do not expect this termination, which will be effective October 29, 2004, to have an adverse effect on the Company. The Company may in the future seek to enter into a new credit facility.

        In addition, on October 25, 2004, the Company issued a press release filed herewith as Exhibit 99.2 regarding a private placement under Rule 144A under the Securities Act of 1933 that will be made only to qualified institutional buyers. The press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Risk Factors

99.2
Press release dated October 25, 2004 regarding a private placement under Rule 144A.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.
Date: October 25, 2004	By:	/s/ PAUL MASTRAPA
	Name:	Paul Mastrapa
	Title:	Senior Vice President and Chief Financial Officer

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  Item 7.01 Regulation FD Disclosure.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES